THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 16th day of June 2000, by and between Mark Hirschhorn (the "Employee") and SkyAuction.com, Inc. (the "Company").

                                     RECITAL

This Agreement is made and entered into with reference to the following facts and objectives:

      The Company desires to employ Employee in the capacities described below, on the terms and conditions hereinafter set forth, and Employee is willing to accept such employment on such terms and conditions.

Therefore, in consideration of the mutual agreements hereinafter set forth, Employee and Company have agreed and do hereby agree as follows:

                                    AGREEMENT

Section 1: DUTIES

The Company does hereby hire, engage, and employ Employee as Chief Financial Officer, and Employee does hereby accept and agree to such hiring, engagement, and employment. Employee shall serve the Company in such position fully, diligently, competently, and in conformity with the provisions of this Agreement and the corporate policies of the Company as they presently exist, and as such policies may be amended, modified, changed, or adopted during the Period of Employment, as hereinafter defined. The Chief Financial Officer position shall report to the Chief Executive Officer or President of the Company and will be responsible for performing duties consistent with those of a Chief Financial Officer.

Throughout the Period of Employment (as defined below) Employee shall devote his full time, energy, and skill to the performance of his duties for the Company, vacations and other leave authorized under this Agreement excepted. The foregoing notwithstanding, Employee shall be permitted to (i) engage in charitable and community affairs, (ii) act as a director of any corporations or organizations outside Company not in competition with the Company and receive compensation therefor, and (iii) to make investments of any character in any business or businesses not in competition with the Company and to manage such investments (but not be involved in the day to day operations of any such business), provided, in each case and collectively, that the same does or do not constitute or involve Employee in a conflict of interest vis-a-vis the Company or interfere with the performance of Employee's duties under this Agreement.

Employee shall exercise due diligence and care in the performance of his duties for and the fulfillment of his obligations to the Company under this Agreement.


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        Employment Agreement - Mark Hirschborn                     Page 2


The Company shall furnish Employee with office, secretarial and other facilities and services as are reasonably necessary or appropriate for the performance of Employee's duties hereunder and consistent with his position as Chief Financial Officer of the Company.

Section 2: TERM

Subject to Section 5 hereof, the initial term of employment by the Company of the Employee pursuant to this Agreement (the "Initial Term") is for an initial period commencing on June 26, 2000 (the "Commencement Date") and terminating on June 25, 2003. The Initial Term shall automatically be extended for three one-year renewal periods (in each case, a "Renewal Period") unless written notification is given by either party to the other at least six (6) months prior to the end of the Initial Term or the then current Renewal Period. For the purposes of this Agreement, the "Period of Employment" shall be the Initial Term plus any and all Renewal Periods.

Section 3: COMPENSATION

(a) BASE SALARY. In consideration of the Employee's services to be rendered pursuant hereto and the Employee's agreement to the covenants and restrictions set forth in Section 7 hereof, the Company shall pay to the Employee an annual base salary of $250,000, subject to increases (the "Base Salary"). Such Base Salary will be payable to the Employee in installments in accordance with the Company's customary payroll practices. The Company's Board of Directors at any time or times may, but shall have no obligation to, increase Employee's Base Salary in its sole and absolute discretion.

(b) ANNUAL INCENTIVE COMPENSATION. The Employee shall be entitled to an annual bonus (the "Annual Bonus") as determined by the compensation committee of the Company's Board of Directors (the "Compensation Committee"). Employee shall participate in compensation packages, including, without limitation, any bonus plan(s), offered to senior executives of the Company as approved by the Compensation Committee; provided, however, that Employee's minimum award (which shall also serve as Employee's minimum annual incentive compensation) as determined by the Compensation Committee for the purposes of your Annual Bonus shall be 35% of Base Salary.

(c) EQUITY COMPENSATION. On (or as of) the Commencement Date, the Company shall issue to the Employee options (the "Options") to purchase 2% of the Company's shares (shares calculation shall include all common and preferred stock equilivents, i.e. options, warrants) outstanding (or 20,000 Options based on one million shares outstanding) irrespective of dilution of the Company's Common Stock under the Company's 2000 Omnibus Plan (the


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        Employment Agreement - Mark Hirschborn                     Page 3



      "Plan"). Options will be granted with a strike price equal to the fair market value of the stock on the date of grant, as determined by the Board of Directors. Options covering 40% of the Options shall become exercisable (i.e., vest) on the date of the Company's initial public offering. Options covering an additional 30% and 30% shall vest on each of the two succeeding anniversaries of the date of the initial public offering, respectively. The Options shall be represented by the form of an option agreement used by the Company pursuant to the Plan with such changes as shall be required to conform to this Agreement. Notwithstanding anything to the contrary, in the event the Initial Term of Employee's employment is not extended by the Company for any reason other than those described in
      Section 5(c) herein, all Options shall immediately vest, and Employee shall have 18 months to exercise such Options. In addition, Employee will have a pre-emptive right to buy additional stock, in the event there are any additional offerings prior to the Initial Public Offering (IPO), to retain his 2% ownership interest. In the event that such investment for Employee shall exceed $200,000 to retain Employee's 2% ownership, the Company shall make available to Employee a 5% interest bearing loan for a period of two years in the amount to be determined based on the additional share issuances. Purchases will be at the then fair market value.

      The Employee shall be entitled to participate in an equity-based plan or arrangement that allows for awards, including but not limited to, stock options, stock appreciation rights, restricted stock, and other equity incentive plans or arrangements for executive officers of the Company, including Employee, or for Employee alone, in accordance with the terms, conditions, and provisions as the same may be changed, amended, or terminated, from time to time.

(d) BENEFITS. During the Term, the Company shall provide the Employee with health, welfare, and insurance benefits to the extent and on the same terms as it provides such benefits to its executive officers. The Employee shall also be entitled to participate in and receive any fringe benefits or perquisites which may become available to the Company's executive officers. Anything in this Agreement or in such plan or arrangement to the contrary notwithstanding, the inclusion in such plan or arrangement of any provision(s) addressing participation by Employee in such plan or arrangement for a period of years shall not be interpreted as a promise of continued employment by the Company for such period of years or any other period of time. The Company will pay the Employee's COBRA payments under the Employee's existing health insurance plan until a comparable policy is available from the Company.

(e) VACATION AND OTHER LEAVE. Employee shall be entitled to such amounts of paid vacation and other leave in accordance with Company policy as from time to time may be allotted to the Company's executive officers generally, with such


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        Employment Agreement - Mark Hirschborn                     Page 4


      vacation to be scheduled and taken in accordance with the Company's standard vacation policies applicable to such personnel, but in no case will it be less three (3) weeks per year.

(f) SIGN-ON BONUS. Employee shall be entitled to $100,000 in cash which shall constitute a sign-on bonus, and is not contingent on the performance of services for SkyAuction and does not represent compensation for services rendered. The sign-on bonus shall be payable as follows: (I) $25,000 on the Commencement Date; (ii) $25,000 on October 1, 2000; and (iii) $50,000 on January 2, 2001.

Section 4: BUSINESS EXPENSES

The Employee shall be reimbursed for all direct, out-of-pocket business expenses incurred by him in connection with his employment (including, without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company) upon timely submission by the Employee of receipts and other documentation and in accordance with the normal expense reimbursement policy of the Company.

Section 5: TERMINATION

(a) DEATH. The employment by the Company of the Employee pursuant to this Agreement shall be terminated upon the death of the Employee. In the event that this Agreement is terminated pursuant to this Section 5(a), the Employee's spouse or heirs shall be entitled to:

      1. the Base Salary, through the Date of Termination (as defined below), a pro rata annual incentive award based on Employee's then current targeted award level, if any, and benefits otherwise due and payable or provided to the Employee's estate under this Agreement through the Date of Termination;

2.    All options shall vest immediately.

(b) DISABILITY. The employment by the Company of the Employee pursuant to this Agreement may be terminated by written notice to the Employee by the Company, in the event that the Employee becomes unable to perform his duties and responsibilities by reason of physical or mental illness or accident for any six (6) consecutive month period. In the event that this Agreement is terminated by the Company pursuant to this 5(b), the Employee shall be entitled to:

      1. the Base Salary, through the Date of Termination, a pro rata annual incentive award based on Employee's then current targeted award level


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        Employment Agreement - Mark Hirschborn                     Page 5



            and benefits otherwise due and payable or to be provided to the Employee under this Agreement through the Date of Termination;

      2. the rights, if any, available under the Options, in accordance with the terms and conditions of the Plan and agreement governing the Options, provided that Employee will have 18 months to exercise any vested Options.

(c) BY THE COMPANY FOR CAUSE. This Agreement may be terminated by the Company by written notice to the Employee ("Notice of Termination") upon the occurrence of any of the following events (each of which shall constitute "Cause" for termination):

      1. The willful and continued failure by the Employee substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness);

      2. the willful engaging by the Employee in misconduct which is materially injurious to the Company;

      3.    the commission by the Employee of a felony;

      4.    the commission by the Employee of a crime against the Company.

For purposes of this Section 5(c), no act or failure to act, on the Employee's part shall be considered willful unless done, or omitted to be done, by the Employee in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Determination of Cause shall be made by the Board of Directors in its sole discretion.

In the event the Company determines the occurrence of any of the events noted above Employee shall have be provided a notice from the Company's Board of Directors no less than 30 days prior to the effective date of such termination stating that any event that had occurred constitutes Cause and that the Board of Directors intends to terminate Employee's employment for Cause pursuant to this
Section 5(c) and describing in reasonable detail, the reasons therefor, and Employee shall have had the opportunity to cure such Cause.

In the event the employment by the Company of the Employee is terminated pursuant to this Section 5(c), the Employee shall be entitled to the Base Salary through the Date of Termination and benefits otherwise due and payable or to be provided to the Employee through the Date of Termination. The Options and other long-term incentive

        Employment Agreement - Mark Hirschborn                     Page 6



awards, excluding those currently exercisable, may not be exercised at any time on or after the Date of Termination.

(d) BY THE COMPANY WITHOUT CAUSE. The employment by the Company of the Employee pursuant to this Agreement may be terminated by the Company at any time without Cause by delivery of a Notice of Termination to the Employee. In the event that the employment by the Company of the Employee pursuant to this Agreement is terminated by the Company pursuant to this
       Section 5(d), the Employee shall be entitled to:

      1. the Base Salary through the Date of Termination, a pro rata annual incentive award based on the Employee's current targeted award level and benefits otherwise due and payable or to be provided to the Employee through the Date of Termination;

      2. the Base Salary, the Employee's current targeted annual incentive award and benefits to be paid or provided to the Employee under this Agreement for the period commencing on the day after the Date of Termination and ending on the later of (a) the one (1) year anniversary of the Date of Termination and (b) the last day of the Period of Employment; and

      3. all Options shall vest immediately and Employee will have 18 months to exercise all such vested Options.

(e) BY THE EMPLOYEE FOR GOOD REASON. The employment of the Employee by the Company pursuant to this Agreement may be terminated by the Employee for "Good Reason". Good Reason shall mean any of the following other than in connection with the termination of employment for Cause (as defined above) or in connection with the Employee's disability:

      1. the assignment to the Employee by the Company of duties materially inconsistent with the positions, duties, responsibilities, titles, or offices set forth herein;

      2. a material reduction by the Company in the Employee's Base Salary or target bonus as in effect at the date hereof or as the same may be increased from time to time during the Period of Employment;

      3. the material breach by the Company of its material obligations hereunder.

   In the event that the employment by the Company of the Employee pursuant to this Agreement is terminated by the Company pursuant to this Section 5(e), the Employee shall be entitled to:


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        Employment Agreement - Mark Hirschborn                     Page 7



      1. the Base Salary through the date of Termination, a pro rata annual incentive award based on the Employee's current targeted award level and benefits otherwise due and payable or to be provided to the Employee through the Date of Termination;

      2. the Base Salary, the Employee's current targeted annual incentive award and benefits to be paid or provided to the Employee under this Agreement for the period commencing on the day after the Date of Termination and ending on the later of (a) the one (1) year anniversary of the Date of Termination and (b) the last day of the Period of Employment; and

      3. the rights, if any, available under the Options, in accordance with the terms and conditions of the Plan and agreement governing the Options provided that Employee shall have 18 months to exercise any vested Option.

(f) EMPLOYEE WITHOUT GOOD REASON. The employment of the Employee by the Company pursuant to this Agreement may be terminated by the Employee at any time by delivery of a written notice of resignation to the Company("Notice of Resignation"). In the event the employment by the Company of the Employee pursuant to this Agreement is terminated by the Employee pursuant to this Section 5(f), the Employee shall be entitled to the Base Salary and benefits due to the Employee under this Agreement through the Date of Termination. Any Options and long-term incentive awards shall immediately terminate on the Date of Termination, except that Employee shall retain all vested Options and shall have 18 months to exercise such Options.

(g) BY THE EMPLOYEE IN THE EVENT OF A CHANGE-IN-CONTROL. In the event that the Company terminates the employment of the Employee within two (2) years of a Change-in-Control as defined below, the Employee is entitled to those payments defined in Section 5(d), provided, however, that is such Change of Control occurs prior to an Initial Public Offering of the Company's shares (the "IPO"), all Options shall immediately vest and become exercisable and if such Change of Control occurs after the IPO, the vesting date of each portion of the Options shall be accelerated by 12 months.

      A Change-in-Control is defined as the occurrence of any one (1) of the following events:

      1. The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the

        Employment Agreement - Mark Hirschborn                     Page 8



            commencement date of this Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the commencement date of this Agreement or whose appointment, election or nomination for election was previously so approved or recommended;

      2. there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than an intercompany transaction or reorganization.

      3. a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation;

      4. a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person, directly or indirectly, acquired 35% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates); or

      5. the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(h)   DATE OF TERMINATION. The Employee's Date of Termination shall be:


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        Employment Agreement - Mark Hirschborn                     Page 9



      1. if the Employee's employment by the Company is terminated pursuant to Section 5(a) hereof, the date of his death;

      2. if the Employee's employment by the Company is terminated pursuant to Section 5(b) hereof, the last day the Employee worked;

      3. if the Employee's employment by the Company is terminated pursuant to Sections 5(c), 5(d) or 5(g) hereof, the date on which a Notice of Termination is given; and

      4. if the Employee's employment by the Company is terminated pursuant to Sections 5(e) or 5(f) hereof, the date on which a Notice of Resignation is given.

Section 6: GROSS-UP

If and to the extent any payment made under this Agreement, either alone or in conjunction with other payments the Employee has the right to receive either directly or indirectly from Company (the "Total Payments"), would constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Company agrees to pay Employee an amount (the "Gross-up Payment"), such that after payment by Employee of all taxes, including interest and penalties imposed with respect to such taxes, including any excise tax imposed by Section 4999 of the Code (the "Excise Tax"), Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Total Payments.

Section 7: CONFIDENTIALITY; NON-COMPETITION

As a condition to the Company's willingness to enter into this Agreement, the Employee agrees to the covenants and restrictions set forth in this Section 7.

(a) The Employee agrees that, during the Employment Period and for a period of two (2) years thereafter, he shall not, directly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of the Company to leave his or her business association with the Company.

(b) The Employee acknowledges and agrees that, during the course of the provision of the Employee's services to the Company, the Employee may be exposed to confidential, proprietary or sensitive data and information concerning the business and affairs of the Company, and that all such data and information constitutes a protectable business interest of the Company. In furtherance of such business interest, the Employee agrees not to, during the Period of


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        Employment Agreement - Mark Hirschborn                     Page 10



      Employment or at any time thereafter, use for the Employee's purposes, or disclose to or for the benefit of any third party, any trade secret or other confidential information of the Company or any of its affiliates (except as may be required by law or in the performance of duties hereunder consistent with the Company's policies) and the Employee will comply with any confidentiality obligations of the Company to a third party, whether under agreement or otherwise. Notwithstanding the foregoing, confidential information shall be deemed not to include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Employee or any other person who directly or indirectly receives such information from the Employee or at the Employee's discretion or (ii) is or becomes available to the Employee on a non-confidential basis from a source which is entitled to disclose it to the Employee.

(c) The Employee agrees that he will not at any time during the Employment and for a period two (2) years thereafter, directly or indirectly, own any interest in, operate, join, control or participate as a director, stockholder, owner, partner, principal, officer or agent of, enter into the employment of, act as a consultant to, or perform any services for, any entity that is engaged anywhere in the United States of America in the online travel auction business or any other business entered into by the Company which makes up a minimum of 20%of the Company's overall revenues or invested capital. Notwithstanding anything herein to the contrary, this
      Section 7(c) shall not prevent the Employee from acquiring securities representing not more than one percent (1%) of the outstanding voting securities of any publicly held corporation. It is the desire and intent of the parties that the provisions of this Section 7(c) shall be enforced to the fullest extent permitted under applicable law. If all or part of this Section 7(c) is held invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. If any part of this Section 7(c) is ultimately determined to be excessively broad as to duration, scope, activity or subject, such part will be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable law.

(d) The Employee acknowledges and agrees that each of the covenants set forth in this Section 7 are reasonable and necessary for the protection of the Company business interests, that irreparable injury will result to the Company if the Employee breaches any of the terms of said covenants, and that in the event of the Employee's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. The Employee accordingly agrees that in the event of any actual or threatened breach by the Employee of any of said covenants, the Company shall be entitled to immediate injunctive and other equitable relief without bond and without the necessity of showing actual


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        Employment Agreement - Mark Hirschborn                     Page 11



      monetary damages. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

(e) The provisions of this Section 7 shall survive the expiration or termination of this Agreement, and any of the arrangements contained herein, and shall be binding upon the Employee's corporate or personal successors and assigns.

Section 8: INDEMNIFICATION

In the event the Employee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation (whether instituted by the Company or any other party) that the Employee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "Claim"), by reason of (or arising in part out of) any event or occurrence related to the fact that the Employee is or was a director, officer, employee, agent, independent contractor, consultant or fiduciary of either of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, independent contractor, consultant or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Employee in any such capacity (an "Indemnifiable Event"), then the Company, shall indemnify and hold harmless the Employee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement of such Claim.

Notwithstanding anything contained herein to the contrary, the indemnification obligations of the Company set forth in this Section 8 shall survive the termination or expiration of this Agreement.

        Employment Agreement - Mark Hirschborn                     Page 12



Section 9:  SUCCESSORS; BINDING AGREEMENT

This Agreement is a personal contract and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged, encumbered or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of the parties hereto and their respective representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.




Section 10:  ENTIRE AGREEMENT

This Agreement contains all of the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes any other undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Employee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter or effect of this Agreement or otherwise.

Section 11: AMENDMENT, MODIFICATION AND WAIVER

No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is agreed to in writing, signed by the Employee, and a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

Section 12: NOTICES

Any notices, requests, demands, waivers or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or facsimile or registered or certified mail, postage prepaid, return receipt requested, by reputable overnight courier (receipt of which is confirmed) addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice hereunder in writing:

        Employment Agreement - Mark Hirschborn                     Page 13



If to the Company:

            SkyAuction.com, Inc.
            501 Madison Ave., 14th floor
            New York, NY 10022
            Attn: Michael Hering

If to the Employee:

            Mark Hirschhorn
            8 Avon Road
            Larchmont, NY 10538

All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day following the date on which delivered to such overnight courier and on the date of such facsimile transmission and confirmation, except for a notice of change of person or address, which shall be effective only upon receipt thereof.

Section 13: SEVERABILITY

If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision which, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.

Section 14: SURVIVORSHIP

The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

      Employment Agreement - Mark Hirschhorn          Page 14



Section 15: GOVERNING LAW; JURISDICTION

This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

The parties hereto hereby irrevocably:

(a) agree that any suit, action or other legal proceeding arising out of this Agreement, or any of the transactions contemplated hereby, may be brought in the courts of record of New York or the courts of the United States located in the State of New York;

      1. consent to the jurisdiction of each such court in any such suit, action or proceeding;

      2. waive any objection to the laying of venue of any such suit, action or proceeding in any of such courts; and

      3. agree that New York is the most convenient forum for litigation of any such suit, action or proceeding.

Section 16: SPECIFIC PERFORMANCE

Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other parties irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other parties shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other parties at law or in equity.

Section 17: ATTORNEY'S FEES

Employee and Company agree that in any dispute resolution proceedings arising out of this Agreement, the prevailing party shall be entitled to its, his or her reasonable attorney's fees and costs incurred by it or him in connection with resolution of the dispute in addition to any other relief granted.

      Employment Agreement - Mark Hirschhorn          Page 15



IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officer, and Employee has hereunto signed this Agreement, on the date first written above.

                                    SkyAuction.com, Inc. (the "Company")



                                    By   /s/ Michael N. Hering
                                        ---------------------------------
                                    Its    CEO
                                        ---------------------------------


                                         /s/ Mark Hirschhorn
                                    ------------------------------------
                                    Employee